Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

To the Directors of HIC Group International Luxembourg SA

We have audited the accompanying Combined Balance Sheets of the hotels division of Hilton Group plc as of 31 December 2005 and 2004, and the related Combined Statements of Income, Recognised Income and Expense and Cash Flows for each of the two years in the period ended 31 December 2005. These financial statements are the responsibility of the management of HIC Group International Luxembourg SA. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the combined business’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting of the combined business. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the hotels division of Hilton Group plc at 31 December 2005 and 2004, and the combined results of its operations and its combined cash flows for each of the two years in the period ended 31 December 2005, in conformity with International Financial Reporting Standards as adopted by the European Union which differ in certain respects from United States generally accepted accounting principles (see note 31 of Notes to the Combined Financial Statements).

ERNST & YOUNG LLP

/s/ ERNST & YOUNG LLP

London, England
3 May 2006

Hotels division of Hilton Group plc

Combined income statement

for the years ended 31 December 2005 and 31 December 2004

	Note	2005	2004
		£m	£m

Revenue		1,846.2	1,769.6
Share of results from associates		1.7	0.4
Total revenue	6	1,847.9	1,770.0
Cost of sales before depreciation		(1,535.2)	(1,494.1)
Administrative expenses		(37.2)	(28.3)
Net (loss)/profit on sale of non-current assets	7	(30.2)	2.2
Depreciation and amounts written off non-current assets	8	(143.7)	(99.6)
Profit before tax and finance costs		101.6	150.2
Finance costs	9	(36.4)	(15.9)
Finance income	9	49.3	37.8
Profit before taxation		114.5	172.1
Income tax expense	11	(21.2)	(15.2)
Profit for the year		93.3	156.9

Attributable to:
Minority interests		0.2	0.1
Interests of Hilton Group plc		93.1	156.8
		93.3	156.9

Hotels division of Hilton Group plc

Combined balance sheet

at 31 December 2005 and 31 December 2004

	Note	2005	2004
		£m	£m
ASSETS
Non-current assets
Goodwill and other intangible assets	12	1,382.8	1,477.0
Property, plant and equipment	14	1,887.7	2,371.1
Interests in associates and other investments	15	73.2	66.2
Other financial assets		5.2	4.8
Deferred tax asset	11	26.5	9.8
Retirement benefit asset	26	0.4	1.8
		3,375.8	3,930.7
Current assets
Inventories	16	15.1	15.8
Trade and other receivables	17	2,080.1	986.9
Cash and cash equivalents	18	68.0	75.5
		2,163.2	1,078.2
Total assets		5,539.0	5,008.9

LIABILITIES
Current liabilities
Interest-bearing loans and borrowings	21	(48.3)	(58.5)
Obligations under finance leases	21	(2.6)	(17.6)
Trade and other payables	19	(1,211.6)	(560.3)
Corporation tax liabilities		(10.7)	(9.2)
		(1,273.2)	(645.6)
Non-current liabilities
Interest-bearing loans and borrowings	21	(12.3)	(45.1)
Obligations under finance leases	21	(31.0)	(34.5)
Other financial liabilities		(20.8)	(16.5)
Deferred tax liabilities	11	(329.3)	(316.0)
Retirement benefit obligation	26	(36.5)	(34.6)
Provisions	20	(3.6)	(3.6)
		(433.5)	(450.3)
Total liabilities		(1,706.7)	(1,095.9)

Net assets		3,832.3	3,913.0

INVESTED CAPITAL
Hilton Group plc interests in invested capital	24	3,829.3	3,910.1
Minority interests in invested capital	24	3.0	2.9
Total invested capital		3,832.3	3,913.0

Hotels division of Hilton Group plc

Combined statement of recognised income and expense

For the years ended 31 December 2005 and 31 December 2004

	2005	2004
	£m	£m
Currency translation differences	32.1	(5.4)
Actuarial losses on defined benefit pension scheme	(3.3)	(6.9)
Tax on items directly taken to equity	1.0	2.1
Total income and expenses recognised directly in equity	29.8	(10.2)
Profit for the year	93.3	156.9
Total recognised income and expense for the year	123.1	146.7

Attributable to:
Hilton Group plc	123.0	147.4
Minority interest	0.1	(0.7)
	123.1	146.7

Hotels division of Hilton Group plc

Combined statement of cash flow

For the years ended 31 December 2005 and 31 December 2004

	Note	2005	2004
		£m	£m

Net cash flows from operating activities	25	104.6	219.1

Cash flows from investing activities
Finance income received		47.8	37.1
Dividends received from associates		—	0.2
Payments for intangible assets		(1.9)	(10.8)
Purchase of property, plant and equipment		(130.4)	(130.9)
Proceeds from the sale of property, plant and equipment		538.0	37.0
Purchase of interests in associates and other investments		(5.7)	—
Proceeds from return of capital in associates		1.1	—
Proceeds on disposal of investments		0.1	3.6
		449.0	(63.8)
Cash flows from financing activities
(Decrease)/increase in invested capital		(72.5)	5.7
Proceeds from borrowings		1.3	5.0
Proceeds from associates repayment of loans		0.1	—
Payments of finance lease liabilities		(2.1)	(1.9)
Repayment of borrowings		(36.5)	(39.6)
Payments of new loans to associates		(0.2)	—
Increase/(decrease) in deposits - maturity greater than three months		3.6	(1.7)
Movement in intercompany		(452.1)	(125.7)
		(558.4)	(158.2)

Net decrease in cash and cash equivalents		(4.8)	(2.9)
Net foreign exchange difference		3.4	(0.3)
Cash and cash equivalents at beginning of period	18	50.9	54.1

Cash and cash equivalents at end of period	18	49.5	50.9

Hotels division of Hilton Group plc

Notes to the combined accounts

For the years ended 31 December 2005 and 31 December 2004

1.                          Basis of preparation

On 23 February 2006, Ladbroke plc (formerly Hilton Group plc) completed the sale of the entire issued share capital of HIC Group International Luxembourg SA, formerly Ladbroke Group International Luxembourg SA, (‘HIC Group’) and the remaining 14.58% of the issued share capital of HIC Hotels USA Corporation, formerly Ladbroke Hotels USA Corporation, which was not owned by HIC Group, to Hilton Hotels Corporation (‘HHC’).

These are the combined accounts of the hotels division of Hilton Group plc, which comprise the consolidated accounts of HIC Group and HIC Hotels USA Corporation, together with the assets and liabilities transferred to HIC Group by Ladbroke plc by the completion date that were not part of the HIC Group throughout the period of these accounts, and related expenditure, but excluding the trade, assets and liabilities of certain hotels which were not sold to HHC (together, ‘the Group’). HIC Group and HIC Hotels USA Corporation were both wholly owned subsidiaries of Ladbroke plc throughout the period of this report.

These accounts are prepared in accordance with International Financial Reporting Standards (“IFRSs”) as adopted by the European Union (“EU”). IFRSs as adopted by the EU differ in certain respects from IFRSs as issued by the International Accounting Standards Board (“IASB”). However, the combined accounts for the periods presented would be no different had the Group applied IFRSs as issued by the IASB. References to “IFRS” hereafter should be construed as references to IFRSs as adopted by the EU.

2.                          Corporate information

The combined accounts for the year ended 31 December 2005 and 31 December 2004 were authorised for issue in accordance with a resolution of the directors of HIC Group on 3 May 2006. HIC Group is a limited company incorporated in Luxembourg. The address of its registered office and principal place of business is 5 Boulevard de la Foire, L-1528, Luxembourg. HIC Hotels USA Corporation is a limited company incorporated in the USA. The address of its registered office and principal place of business is United Corporate Services, Inc, 15 East North Street, Dover, Kent DE 19901, United States.

The business segment comprises all activities connected with the ownership, operation and management of hotels and healthclubs.

3.                          First-time application

Hilton Group plc, of which the Group was part throughout the period of these accounts, adopted IFRS as adopted by the European Union from 1 January 2004 (“the date of transition”). Reconciliations of invested capital and profit and loss under UK Generally Accepted Accounting Practice to invested capital and profit and loss under IFRS are shown in note 30.

In accordance with IFRS 1 the Group is entitled to a number of voluntary and mandatory exemptions from full restatement, which have been adopted as follows:

Business combinations

The basis of accounting for pre-transition combinations under UK GAAP has not been revisited. The initial carrying amount of assets and liabilities acquired in such business combinations is deemed to be equivalent to cost.

Property, plant and equipment

The Group has elected to retain UK GAAP carrying values of freehold and leasehold hotels including revaluations as deemed cost at transition.

Employee benefits

The cumulative net deficit on defined benefit pension schemes and similar benefits at transition date has been recognised in full in invested capital.

Share-based payments

IFRS 2 has been applied to all grants of equity instruments after 7 November 2002 that had not vested at 1 January 2005.

4.                          New standards and interpretations not applied

Effective date, periods commencing
International Financial Reporting Standards (IFRS)
IFRS 7	IFRS 7 Financial Instruments: Disclosures	1 January 2007	*)

International Accounting Standards (IAS)
IAS 1	Amendments to IAS 1 Presentation of Financial Statements Capital Disclosures	1 January 2007	*)
IAS 19	Amendment to IAS 19 Employee Benefits Actuarial Gains and Losses, Group Plans and Disclosures	1 January 2006	*)
IAS 21	Amendment to IAS 21 The Effects of Changes in Foreign Exchange Rates Net Investment in a Foreign Operation	1 January 2006
IAS 39	Amendments to IAS 39 Financial Instruments: Recognition and Measurement The Fair Value Option	1 January 2006	*)
IAS 39	Amendment to IAS 39 Financial Instruments: Recognition and Measurement Cash Flow Hedge Accounting of Forecast Intragroup Transactions	1 January 2006	*)

International Financial Reporting Interpretations Committee (IFRIC)
IFRIC 4	Determining whether an Arrangement contains a Lease	1 January 2006	*)

IFRIC 7	Applying the Restatement Approach under IAS 29 Financial Reporting in Hyperinflationary Economies	1 March 2006
IFRIC 8	Scope of IFRS 2	1 May 2006
IFRIC 9	Reassessment of Embedded Derivatives	1 June 2006

*) Adopted for use in the European Union

5.                          Summary of significant accounting policies

Basis of combination

The combined accounts comprise the consolidated accounts of HIC Group and HIC Hotels USA Corporation, in addition to any assets and liabilities transferred to HIC Group by Ladbroke plc by the completion date that were not part of the HIC Group throughout the period of these accounts and related expenditure, but excluding the trade, assets and liabilities of certain hotels which were not sold to HHC.

All entities, assets and liabilities within the combination were under the control of Hilton Group plc throughout the period of these accounts.

All intercompany transactions, balances, income and expenses are eliminated on combination.

Subsidiaries are combined, using the purchase method of accounting, from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.

On acquisition, the assets and liabilities and contingent liabilities of a subsidiary are measured at the fair values at the date of acquisition. Any excess of the cost of acquisition over the fair values of the identifiable net assets acquired is recognised as goodwill.

Where necessary, adjustments are made to the accounts of subsidiaries to bring the accounting policies used into line with those used by the Group.

The invested capital represents the Hilton Group plc interest in the combined business, which principally comprises the entire issued share capital and share premium of HIC Group International Luxembourg SA and 14.58% of the issued share capital and share premium of HIC Hotels USA Corporation.

All transactions and balances with the remainder of Ladbroke plc are treated as if they are with a third party.

Investment in associates

The Group’s investments in its associates are accounted for under the equity method of accounting. These are entities in which the Group has significant influence, but which are neither subsidiaries nor joint ventures, through participation in the financial and operating policy decisions of the investees. The accounts of the associates are used by the Group to apply the equity method.

The investments in associates are carried in the balance sheet at cost plus post-acquisition changes in the Group’s share of net assets of the associates, less any impairment in value. The income statement reflects the share of the results of operations of the associates. To the extent that losses of associates exceed the carrying amount of the investments, the Group discontinues including its share of further losses and the investments are reported at nil value. Additional losses are only provided if the Group has an obligation to a third party. Where there has been a change recognised directly in the associates equity, the Group recognises its share of any changes in the associate’s equity as a movement in the combined invested capital.

Foreign currency translation

The presentation currency for the combined financial statements and the functional currency of HIC Group International Luxembourg SA and HIC Hotels USA Corporation and their UK subsidiaries is sterling (£). Transactions in foreign currencies are initially recorded in sterling at the foreign currency rate ruling at the date of the transaction.

Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date.

All differences are taken to the combined income statement with the exception of differences on foreign currency borrowings that provide a post tax hedge against a net investment in a foreign entity. These are taken directly to invested capital until the disposal of the net investment, at which time they are recognised in the combined income statement. Tax charges and credits attributable to exchange differences on those borrowings are also dealt with in invested capital.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate as at the date of initial transaction. Non-monetary items measured at fair value in a foreign currency shall be translated using the exchange rates at the date when the fair value was determined.

The main functional currencies of the non-UK subsidiaries are the Euro, Swedish Krona, Canadian Dollar and Danish Krone. As at the reporting date, the assets and liabilities of these overseas subsidiaries are translated into sterling at the rate of exchange ruling at the balance sheet date and their income statements are translated at the weighted average exchange rates for the year. The post tax exchange differences arising on the retranslation, since the date of transition to IFRS, are taken directly to a separate component of invested capital. On disposal of a foreign entity, the deferred cumulative amount recognised in invested capital  relating to that particular foreign operation is recognised in the income statement.

Goodwill

Goodwill on acquisition is initially measured at cost being the excess of the cost of the business acquired and other costs directly attributable to the acquisition, over the acquirer’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities of a subsidiary or associate at the date of acquisition. In accordance with IFRS 3, with effect from 1 January 2004, goodwill is not amortised but reviewed annually for impairment and as such is stated at cost less any provision for impairment of value. Any impairment is recognised immediately in the income statement and is not subsequently reversed. On acquisition, any goodwill acquired is allocated to cash-generating units for the purposes of impairment testing. Where goodwill forms part of a cash-generating unit and part of the operation within that unit is disposed of, the goodwill associated with the operation disposed of is included in the carrying amount of the operation when determining the profit or loss on disposal of the operation.

Intangible assets

Acquired both separately and from a business combination.

Intangible assets acquired separately are capitalised at cost and those acquired as part of a business acquisition are capitalised separately from goodwill if the fair value can be measured reliably on initial recognition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. The useful lives of these intangible assets are assessed to be either finite or indefinite. Amortisation is charged on intangible assets with finite lives and this expense is taken to the income statement through the ‘depreciation and amounts written off non-current assets’ line item. Useful lives are also reviewed on an annual basis.

The costs relating to internally generated intangible assets, principally software costs, are capitalised if the criteria for recognition as assets are met. Other expenditure is charged against profits in the year in which the expenditure is incurred. Intangible assets with indefinite useful lives are tested for impairment annually either individually or at the cash generating unit level.

A summary of the policies applied to the Group’s intangible assets is as follows:

	Management contract	Software	Key Money	Brand
Useful lives	Finite	Finite	Finite	Indefinite

Method used	30 years straight line (2004: not applicable)	3 - 5 years straight line (2004: 3 - 5 years)	10 years straight line (2004: 10 years)	Not depreciated or revalued

Internally generated or acquired	Acquired	Acquired and internally generated	Acquired	Acquired

Impairment testing/recoverable amount testing	Amortisation	Amortisation method reviewed at each financial year-end.	Amortisation method reviewed at each financial year-end.	Annually and where an indicator of impairment exists.

An intangible asset is derecognised upon disposal, with any profit or loss arising (calculated as the difference between the net disposal proceeds and the carrying amount of the item) included in the income statement in the year of disposal.

Property, plant and equipment

Plant and equipment is stated at cost less accumulated depreciation and any impairment in value. Land and buildings are also measured at cost less accumulated depreciation and any impairment in value. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset as follows:

Buildings	• 50 years or estimated length of life of the building, or lease, whichever is less to estimated residual value.

Plant, vehicles and equipment	• 4 to 25 years as considered appropriate to write down cost to estimated residual value on a straight line basis over the term of their estimated useful lives.

The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. If any such indication exists and where the carrying values exceed the estimated recoverable amount, the assets or cash-generating units are written down to their recoverable amount. The recoverable amount of property, plant and equipment is the greater of net selling price and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognised in the income statement in the “depreciation and amounts written off on non-current assets” line item.

An item of property, plant and equipment is derecognised upon disposal, with any profit or loss arising (calculated as the difference between the net disposal proceeds and the carrying amount of the item) included in the income statement in the year of disposal.

Leases

Finance leases, which transfer to the Group substantially all the risks and benefits incidental to ownership of the leased item, are capitalised at the inception of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between the finance charges and reduction of the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income.

Capitalised leased assets are depreciated over the shorter of the estimated useful life of the asset or the lease term.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases. Operating lease payments, other than contingent rentals, are recognised as an expense in the income statement on a straight-line basis over the lease term.

Contingent rentals, which are determined by turnover or profit performance of individual hotels, are charged when incurred. Where a minimum guarantee exists, a charge is made to the income statement, based on planned performance, to the extent that the individual hotel is expected to exceed minimum guarantee levels, or at the minimum guarantee level if there is a projected shortfall in performance. A regular assessment is carried out, based on the actual performance of the individual hotels, and any difference is charged to the income statement.

Recoverable amount of non-current assets

At each reporting date, the Group assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Group makes a formal estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is considered impaired and is written down to its recoverable amount. Recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets.

Fair value estimation

In the case of bank loans and other loans due in more than one year, the fair value of financial liabilities, for disclosure purposes, is estimated by discounting the future contractual cash flows at current market interest rates, which include the credit margin used when the debt was issued.

Inventories

Inventories are valued at the lower of cost and net realisable value.

Cost is calculated using the first-in, first-out method.

Cash and cash equivalents

Cash and cash equivalents in the balance sheet comprise cash at bank and in hand and short-term deposits.

For the purpose of the combined cash flow statement, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts and deposits with an original maturity of greater than three months.

Income tax

Deferred income tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognised for all taxable temporary differences:

•                  except where the deferred income tax liability arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor the tax profit ; and

•                  in respect of taxable temporary differences associated with investments in subsidiaries and associates, except where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry-forward of unused tax assets and unused tax losses can be utilised:

•                  except where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor the tax profit; and

•                  in respect of deductible temporary differences associated with investments in subsidiaries and associates, deferred tax assets are only recognised to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date.

Deferred tax balances are not discounted.

Income tax relating to items recognised directly in invested capital is recognised in invested capital and not in the income statement.

Revenues, expenses and assets are recognised net of the amount of sales tax except:

•                  where the sales tax incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the sales tax is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•                  receivables and payables are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet.

Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are measured at the directors’ best estimate of the expenditure required to settle the obligation at the balance sheet date, and are discounted to present value where the effect is material using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The amortisation of the discount is recognised as a finance cost.

Interest-bearing loans and borrowings

All loans and borrowings are initially recognised at the fair value of the consideration received net of issue costs associated with the borrowing.

After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the effective interest method. Amortised cost is calculated by taking into account any issue costs, and any discount or premium on settlement.

Profits and losses are recognised in the income statement when the liabilities are derecognised or impaired, as well as through the amortisation process.

Derecognition of financial instruments

Financial assets

The derecognition of a financial asset takes place when the Group no longer controls the contractual rights that comprise the financial asset, which is normally the case when the instrument is sold, or all the cash flows attributable to the instrument are passed through to an independent third party.

Financial liabilities

A financial liability is derecognised when the obligation under the liability is discharged or cancelled or expires.

Pensions and other post-employment benefits

The Group operates a number of retirement benefit schemes through out the world.

The major schemes are defined benefit pension funds with assets held separately from the Group. The pension cost relating to the defined benefit schemes is assessed in accordance with the advice of independent qualified actuaries using the projected unit credit method.

Actuarial profits and losses are recognised in the statement of recognised income and expenditure in the periods in which they arise.

Past service cost is recognised immediately to the extent that the benefits are already vested, and otherwise is amortised on a straight-line basis over the average period until the benefits become vested.

The retirement benefit obligation recognised in the balance sheet represents the present value of the defined benefit obligation as adjusted for unrecognised past service cost, and as reduced by the fair value of scheme assets.

The Group’s contributions to defined contribution plans are charged to the income statement in the period to which the contributions relate.

Revenue

Revenue is measured at the fair value of the consideration received or receivable and represents amounts receivable for goods and services provided in the normal course of business, net of discounts, VAT and other sales related taxes.

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The following specific recognition criteria must also be met before revenue is recognised:

Hotels

Revenue in respect of hotel accommodation and related services is recognised at the point at which the services are rendered.

Management fees

Management fees are recognised as management services are rendered.

Joining fees and subscriptions

Joining fees and subscriptions in respect of health and fitness memberships are recognised over the membership period.

Franchise fees

Franchise fees received for the provision of initial and subsequent services are recognised as revenue as the services are rendered. Franchise fees charged for the use of continuing rights granted by the agreement, or for other services provided during the period of the agreement, are recognised as revenue as the services are provided or the rights used.

Borrowing costs

Borrowing costs are recognised as an expense when incurred.

Share-based payment transactions

Certain employees (including directors) of the Group received remuneration in the form of equity-settled share-based payment transactions, whereby employees render services in exchange for shares or rights over shares (‘equity-settled transactions’). These transactions involved shares of Hilton Group plc.

Equity-settled transactions

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted. The fair value is determined using a binomial model. In valuing equity-settled transactions, no account is taken of any performance or market conditions, other than conditions linked to the price of the shares of Hilton Group plc.

The cost of equity-settled transactions is recognised, together with a corresponding increase in equity, over the period in which the performance conditions are fulfilled, ending on the date on which the relevant employees become fully entitled to the award (‘vesting date’). The cumulative expense recognised for equity-settled transactions at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the number of awards that, based on the best available estimate of the number of equity instruments, will ultimately vest.

No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether or not the market condition is satisfied, provided that all other performance conditions are satisfied.

The Group has taken advantage of the transitional provisions of IFRS 2 in respect of equity-settled awards and has applied IFRS 2 only to equity-settled awards granted after 7 November 2002 that had not vested on 1 January 2005.

6.                          Total revenue

An analysis of the Group’s revenue for the year is as follows:

	2005	2004
	£m	£m
Revenue
Hotel accommodation and related services	1,743.6	1,676.1
Management fees	46.1	40.3
Joining fees and subscriptions	52.7	50.0
Franchise fees	5.5	3.6
	1,847.9	1,770.0

The Group’s turnover and profit is derived from the operation and ownership of hotels. Since the Group does not have publicly traded equity or debt securities, no further segmental information is required in accordance with IAS 14.

7.                          Net (loss)/profit on sale of non-current assets

	2005	2004
	£m	£m
Profit on sale of non-current assets (a)	11.3	8.7
Losses on sale of non-current assets (b)	(41.5)	(6.5)
Net (loss)/profit on sale of non-current assets	(30.2)	2.2
Tax on loss on sale of non-current assets (c)	2.0	—
	(28.2)	2.2

(a) The profit on sale of non-current assets in 2005 and 2004 relates to disposal of non-core assets.

(b) The majority of the loss on sale of non-current assets in 2005 relates to the sale of 16 hotels to The Managed Hotels Unit Trust with an associated goodwill write-off (refer note 12).

(c) There is no tax on the 2004 profit/losses on sale of non-current assets.

8.                          Profit from operations

Profit from operations has been arrived at after charging:

	2005	2004
	£m	£m
Depreciation of property, plant and equipment:
• owned assets	92.2	93.5
• assets held under finance leases	0.5	0.7
Amortisation of intangible assets	2.9	2.6
Impairment	48.1	2.8
	143.7	99.6

Staff costs (note 10)	579.5	581.5

Audit fees:
• auditor	1.4	1.5
• other audit firms	0.1	0.1

Analysis of expenses by function is:

	2005	2004
	£m	£m
Cost of sales after depreciation and amounts written off non-current assets	1,678.9	1,593.7
Administrative expenses	37.2	28.3

9.                          Finance costs and income

	2005	2004
	£m	£m
Bank loans and overdrafts	(1.8)	(1.3)
Other loans	(33.5)	(12.5)
Finance charges payable under finance leases	(1.1)	(2.1)
Total finance costs	(36.4)	(15.9)

Bank interest receivable	2.3	1.4
Other interest received	47.0	36.4
Total finance income	49.3	37.8

Net finance income	12.9	21.9

10.                   Staff costs

	2005	2004
	£m	£m
Wages and salaries	492.2	488.5
Social security costs	66.1	70.1
Pension costs	19.2	21.9
Expense of share-based payments	2.0	1.0
	579.5	581.5

In addition to salary, employees may qualify for various benefit schemes. Eligibility for benefits is normally determined primarily according to an employee’s length of service and level of responsibility. The amount of some benefits is proportionate to individual salary.

Benefits may include paid leave for holidays, maternity and illness, as well as insured benefits. The latter can cover private healthcare for the employee and immediate family, long-term disability, personal accident and death in service cover. Company cars, including fuel benefits, are provided predominantly to meet job requirements but also to certain executives.

A number of pension schemes are in operation. Schemes reflect local conditions and the practices in the countries concerned. Contributions to the pension schemes, by both companies and employees, are held in segregated funds or are insured and are independent of the Group’s finances except where, due to local conditions and practices, pensions are not externally secured. The pension arrangements are described in note 26.

The UK scheme is the Hilton Group Pension Plan. Membership is optional and there is a separate section for senior executives. The scheme is contracted out of the State Earnings Related Pension Scheme and is exempt approved by the Inland Revenue. Accordingly, benefits are restricted by Inland Revenue limits.

Hilton Group Pension Plan

Members contribute on average 6% of pensionable salary per annum. Benefit accrues to provide a target pension of two-thirds of final pensionable salary for an employee attaining age 65 with at least 40 years’ membership (for joiners after June 2002 target pension is half final pensionable salary). A spouse’s pension is payable following death.

Hilton Group Pension Plan – Senior Executive Plan

Members contribute on average 8% of pensionable salary per annum. Benefit accrues to provide a target pension from all sources of two-thirds of final pensionable salary for an executive attaining age 60 with at least 20 years’ membership (for joiners after June 2002, employees attaining age 65 with at least 26.7 years’ service). Spouse’s and children’s pensions are payable following death.

In lieu of the Hilton Group Pension Plan, senior UK executives may choose to receive a salary supplement of 30% of full basic salary (15% for those who choose this option on or after 2 January 2005).

11.                   Income tax

Major components of income tax expense are:

	2005	2004
	£m	£m
Combined income statement
Current income tax
Luxembourg corporation tax	—	—
Overseas tax	20.4	13.6
Deferred income tax
Relating to origination and reversal of temporary differences	0.8	1.6
Income tax expense	21.2	15.2

Combined statement of recognised income and expense
Current income tax	1.0	2.1
Income tax reported in invested capital	1.0	2.1

A reconciliation of income tax expense applicable to accounting profit before income tax at the statutory income tax rate to income tax expense at the Group’s effective income tax rate is as follows:

	2005	2004
	£m	£m

Accounting profit before income tax	114.5	172.1

At Luxembourg statutory income tax rate of 30.38% (2004: 30.38%)	34.8	52.2
Lower effective tax rates on overseas earnings	(35.4)	(37.8)
Non-deductible expenses on disposals	7.4
Non-deductible impairment of fixed assets	14.4	0.8
Income tax expense	21.2	15.2

Deferred income tax

Deferred income tax at 31 December relates to the following:

	Combined balance sheet		Combined income statement
	2005	2004	2005	2004
	£m	£m	£m	£m
Deferred income tax liabilities
Accelerated depreciation for tax purposes	116.7	128.9	0.8	1.6
Brands	112.6	99.4
Revaluations	67.1	84.2
Other timing differences	32.9	3.5
Gross deferred income tax liabilities	329.3	316.0

Deferred income tax assets
Retirement benefit asset	26.5	9.8
Gross deferred income tax assets	26.5	9.8

Deferred income tax charge			0.8	1.6

Net deferred income tax liability	302.8	306.2

There are no significant taxable temporary differences associated with investments in subsidiaries and associated undertakings.

The net deferred income tax liability decreased from £306.2m as at 31 December 2004 to £302.8m as at 31 December 2005, a decrease of £3.4m, due to a reclassification of £4.2m from deferred income tax to current income tax less a charge to the income statement of £0.8m.

12.                   Intangible assets

	Software	Key money	Brand	Management contracts	Goodwill	Total
	£m	£m	£m	£m	£m	£m
Cost:
At 1 January 2004	—	9.7	276.7	—	1,183.1	1,469.5
Exchange rate movements	—	(0.5)	—	—	1.3	0.8
Additions at cost	8.0	2.8	—	—	—	10.8

At 31 December 2004	8.0	12.0	276.7	—	1,184.4	1,481.1
Exchange rate movements	0.6	1.3	—	—	(28.5)	(26.6)
Additions at cost	—	1.9	—	36.7	—	38.6
Disposals	—	—	—	—	(102.9)	(102.9)
At 31 December 2005	8.6	15.2	276.7	36.7	1,053.0	1,390.2

Amortisation:
At 1 January 2004	—	1.6	—	—	—	1.6
Exchange rate movements	—	(0.1)	—	—	—	(0.1)
Amortisation	1.7	0.9	—	—	—	2.6

At 31 December 2004	1.7	2.4	—	—	—	4.1
Exchange rate movements	—	0.4	—	—	—	0.4
Amortisation	1.6	1.3	—	—	—	2.9
Disposals	—	—	—	—	—	—
At 31 December 2005	3.3	4.1	—	—	—	7.4

Carrying amount:
At 31 December 2005	5.3	11.1	276.7	36.7	1,053.0	1,382.8
At 31 December 2004	6.3	9.6	276.7	—	1,184.4	1,477.0

The brand name comprises the cost attributed to the Hilton International brand name on its acquisition in 1987. The carrying amount of the brand was determined by discounting the incremental cash flows generated by the brand and was limited to the excess of purchase price over the underlying net assets in accordance with UK Generally Accepted Accounting Practice extant at that time. The carrying amount of the brand is maintained through marketing expenditure and development activity and is thus considered to have an indefinite life. Hilton International has a very good track record of development activity including management contracts and more recently franchises and is one of a handful of internationally recognised hotel chains, which clearly creates high market entry barriers for potential competitors.

Capitalised goodwill relates to the acquisition of Stakis plc in 1999 and the acquisition of Scandic Hotels AB. Subsequent to 1 January 2004, goodwill is no longer amortised and is annually tested for impairment.

Management contracts relate to the value of management contracts entered into simultaneously on disposal of hotel properties.

13.                   Impairment testing of goodwill and brands

The Group tests annually for impairment, or more frequently if there are indications that goodwill and the brand might be impaired.

The goodwill attributable had been allocated on acquisition to the appropriate groups of hotel cash generating units (“CGUs”) that were expected to benefit from the business combination. The carrying amount of goodwill was allocated as follows:

	2005	2004
	£m	£m
Carrying amount of goodwill
Stakis	473.7	573.7
Scandic	579.3	608.2
Livingwell	—	2.5
Total goodwill	1,053.0	1,184.4

The brand had been allocated to the group of Hotel CGUs that are expected to benefit from the assets:

	2005	2004
	£m	£m
Carrying amount of the brand
Hotels	276.7	276.7
Total brand	276.7	276.7

The recoverable amount of groups of CGUs including the goodwill that was allocated to them was determined by reference to their value in use. To calculate this, cash flow projections were based on financial budgets approved by senior management. These projections were based on expected trading in the relevant markets to which the goodwill and brand related. Cash flows beyond the budget period are based on revenue growth using a 3.0 per cent growth rate in 2005 (2004: 3.0 per cent). This rate did not exceed the average long-term growth rate for the relevant markets. The conversion to operating profits for specific hotels is reviewed for reasonableness and adjusted for any one-off projected expenditure. The discount rate represents the weighted average cost of capital as adjusted for risk in the hotels business. The discount rate applied to cash flow projections in 2005 was 10.0 per cent (2004: 10.0 per cent).

14.                   Property, plant and equipment

	Land and Buildings	Fixtures, fittings, vehicles and equipment	Total
	£m	£m	£m

Cost:
At 1 January 2004	2,322.7	826.8	3,149.5
Exchange rate movements	(16.2)	(4.3)	(20.5)
Additions	63.5	62.8	126.3
Disposals	(39.2)	(76.4)	(115.6)
At 31 December 2004	2,330.8	808.9	3,139.7
Exchange rate movements	31.8	(4.2)	27.6
Additions	52.3	82.2	134.5
Disposals	(510.0)	(108.9)	(618.9)
At 31 December 2005	1,904.9	778.0	2,682.9

Accumulated depreciation:
At 1 January 2004	224.8	527.7	752.5
Exchange rate movements	(2.1)	(1.6)	(3.7)
Amounts provided	29.4	64.8	94.2
Disposals	(8.2)	(69.0)	(77.2)
Impairment	2.8	—	2.8
At 31 December 2004	246.7	521.9	768.6
Exchange rate movements	2.3	(3.7)	(1.4)
Amounts provided	25.2	67.5	92.7
Disposals	(34.0)	(78.8)	(112.8)
Impairment	48.1	—	48.1
At 31 December 2005	288.3	506.9	795.2

Carrying amount:
At 31 December 2005	1,616.6	271.1	1,887.7

At 31 December 2004	2,084.1	287.0	2,371.1

The £48.1m (2004: £2.8m) impairment loss represents the write-down of certain land and buildings to the recoverable amount. This has been recognised in the income statement. The recoverable amount was based on value in use and was determined per each individual property. In determining value in use, the cash flows were discounted at a rate of 10 % on a pre-tax basis.

The carrying amount of land and buildings includes £38.7m (2004: £52.4m) in respect of assets held under finance leases.

UK GAAP carrying values, including revalued amounts, have been retained for freehold and leasehold hotels as deemed cost at transition to IFRS at 1 January 2004.

15.                   Associates and other investments

	Associated undertakings share of net assets	Loans to associated companies	Investments at cost	Total
	£m	£m	£m	£m

At 1 January 2004	51.6	13.8	6.6	72.0
Exchange rate movements	(2.6)	(0.3)	(0.5)	(3.4)
Additions	—	1.3	—	1.3
Conversion from loan to equity	13.4	(13.4)	—	—
Share of profit after tax	0.4	—	—	0.4
Dividends received	(0.2)	—	—	(0.2)
Disposals/repayments	(2.3)	—	(1.6)	(3.9)
At 31 December 2004	60.3	1.4	4.5	66.2
Exchange rate movements	(0.1)	0.2	0.6	0.7
Additions	5.6	0.2	0.1	5.9
Share of profit after tax	1.7	—	—	1.7
Disposals/repayments	(1.1)	(0.1)	(0.1)	(1.3)
At 31 December 2005	66.4	1.7	5.1	73.2

Summarised financial information in respect of the Group’s associates is set out below:

	2005	2004
	£m	£m
Total assets	474.9	422.9
Total liabilities	(352.9)	(312.7)
Net assets	122.0	110.2

	2005	2004
	£m	£m
Group’s share of associates’ revenue for the period	223.1	196.0

Group’s share of associates’ profit for the period	1.7	0.4

Other investments consists of investments in ordinary shares, and therefore have no fixed maturity rate or coupon rate.

16.                   Inventories

	2005	2004
	£m	£m
Finished goods	15.1	15.8

17.                   Trade and other receivables

	2005	2004
	£m	£m
Trade receivables	121.0	111.8
Other receivables	1,883.8	792.8
Prepayments and accrued income	75.3	82.3
	2,080.1	986.9

18.                   Cash and cash equivalents

	2005	2004
	£m	£m
Cash at bank and in hand	47.3	48.2
Short-term deposits and current asset investments	18.4	21.4
Deposits with maturity greater than three months	2.3	5.9
	68.0	75.5

Short-term deposits are made for varying periods of between one day and three months depending on the cash requirements of the Group, and earn interest at the respective short-term deposit rates.

Cash and cash equivalents in the cash flow statement comprise cash at bank and other short-term highly liquid investments with a maturity of three months or less and overdrafts:

	2005	2004
	£m	£m

Cash at bank and in hand	47.3	48.2
Short-term deposits and current asset investments	18.4	21.4
Bank overdrafts (included in interest bearing loans and borrowings within current liabilities)	(16.2)	(18.7)
	49.5	50.9

19.                   Trade and other payables

	2005	2004
	£m	£m
Trade payables	87.6	81.8
Other payables	843.7	222.2
Other taxation and social security	37.6	40.8
Accruals and deferred income	242.7	215.5
	1,211.6	560.3

20.                   Provisions

	Lease commitments for discontinued business	Onerous Contracts	Total
	£m	£m	£m

As at 31 December 2004 and 31 December 2005	0.7	2.9	3.6

21.                   Interest–bearing loans and borrowings

	Carrying amount
	2005	2004
	£m	£m
Current
Unsecured:
Bank loans	30.7	37.0
Overdrafts	16.2	18.7
Loan notes	1.4	2.8
Secured:
Finance leases (note 28)	2.6	17.6
Total current interest bearing loans and borrowings	50.9	76.1
Non–current
Unsecured:
Bank loans	6.9	39.6
Secured:
Bank loans – secured (a)	5.4	5.5
Finance leases (note 28)	31.0	34.5
Total non-current interest bearing loans and borrowings	43.3	79.6

Total interest-bearing loans and borrowings	94.2	155.7

The effective interest rates were as follows:

	2005	2004
Current loans and borrowings	4.99%	4.38%
Non-current loans and borrowings	3.57%	4.34%

The carrying amounts of the Group’s borrowings are denominated in the following currencies:

31 December 2005	GBP	USD	Euro	Canadian $	SEK	Other	Total
	£m	£m	£m	£m	£m	£m	£m
Bank loans	5.4	1.8	—	—	35.8	—	43.0
Finance leases	—	—	33.6	—	—	—	33.6
Loan notes	1.4	—	—	—	—	—	1.4
Overdrafts	3.9	1.9	5.4	1.7	2.8	0.5	16.2
Total	10.7	3.7	39.0	1.7	38.6	0.5	94.2

31 December 2004	GBP	USD	Euro	Canadian $	SEK	Other	Total
	£m	£m	£m	£m	£m	£m	£m
Bank loans	5.5	5.2	—	—	70.4	1.0	82.1
Finance leases	—	—	52.1	—	—	—	52.1
Loan notes	2.8	—	—	—	—	—	2.8
Overdrafts	8.7	2.2	2.0	0.3	2.2	3.3	18.7
Total	17.0	7.4	54.1	0.3	72.6	4.3	155.7

The borrowings are repayable as follows:

	2005	2004
	£m	£m
On demand or within one year	50.9	76.1
Within two but less than three years	9.4	33.5
Within three but less than five years	33.5	20.1
After five years	0.4	26.0
	94.2	155.7

(a)          Secured loans and borrowings in 2004 were secured on land and buildings.

22.                               Financial risk management objectives and policies

The Group’s principal financial instruments comprise bank loans, overdrafts, finance leases, cash and short-term deposits. The main purpose of these financial instruments is to raise finance for the Group’s operations. The Group has various other financial instruments such as trade debtors, trade creditors, accruals and prepayments which arise directly from its operations.

The main risks arising from the Group’s financial instruments are interest rate risk, liquidity risk, foreign currency risk and credit risk. The board reviews and agrees policies for managing each of these risks and they are summarised below. The Group also monitors the market price risk arising from all financial instruments.

Interest rate risk

The Group’s exposure to market risk for changes in interest rates relates primarily to the Group’s long-term debt obligations and deposits.

Foreign currency risk

Due to the international nature of its activities, the Group’s reported profits, net assets and gearing are all affected by foreign exchange movements.

Although the Group carries out operations through a number of foreign enterprises, Group exposure to currency risk at a transactional level is minimal. The day to day transactions of overseas subsidiaries are carried out in local currencies.

Commodity price risk

The Group’s exposure to price risk is minimal.

Credit risk

The Group trades only with recognised, creditworthy third parties. It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. In addition, receivable balances are monitored on an ongoing basis with the result that the Group’s exposure to bad debts is not significant.

With respect to credit risk arising from the other financial assets of the Group, which comprise  cash and cash equivalents, the Group’s exposure to credit risk arises from default of the counter party, with a maximum exposure equal to the carrying amount of these instruments. This risk is managed by restricting those transactions to banks that have a defined minimum credit rating and to limit the exposure to a maximum per bank.

There are no significant concentrations of credit risk within the Group.

Liquidity risk

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of borrowings with a range of maturities. The Group’s policy on liquidity is to ensure that there is sufficient medium and long-term committed borrowing facilities to meet the medium-term funding requirements. At 31 December 2005, there were no undrawn committed borrowing facilities.

23.                               Financial instruments

Fair values

Set out below is a comparison by category of carrying amounts and fair values of all the Group’s financial instruments that are carried in the accounts.

	Carrying amount	Fair value	Carrying amount	Fair value
	2005	2005	2004	2004
	£m	£m	£m	£m
Financial assets
Non-current
Other financial assets	5.2	5.2	4.8	4.8
Current
Cash and cash equivalents	68.0	68.0	75.5	75.5
Financial liabilities
Current
Interest-bearing loans and borrowings	(48.3)	(48.3)	(58.5)	(58.5)
Obligations under finance leases	(2.6)	(2.6)	(17.6)	(17.6)
Non-current
Interest-bearing loans and borrowings	(12.3)	(12.3)	(45.1)	(45.1)
Obligations under finance leases	(31.0)	(31.0)	(34.5)	(34.5)

1.             The Group does not hold any financial instruments for trading purposes

2.             The fair value of cash and cash equivalents approximates to the carrying value due to the short-term maturity of these instruments.

3.             Trade receivables and payables have been excluded because the carrying amount is a reasonable approximation of their fair value.

Interest rate risk

The following table sets out the carrying amount, by maturity, of the Group’s financial instruments that are exposed to interest rate risk:

31 December 2005	Within 1 year	1 – 2 years	2 – 3 years	3 – 4 years	4 – 5 years	> 5 years	Total
	£m	£m	£m	£m	£m	£m	£m
Floating rate
Cash assets	68.0	—	—	—	—	—	68.0
Bank overdrafts	(16.2)	—	—	—	—	—	(16.2)
Obligations under finance leases	(2.6)	(3.1)	(3.5)	(24.4)	—	—	(33.6)
Bank loans and loan notes	(3.3)	(0.1)	(5.5)	(0.1)	(0.1)	(0.3)	(9.4)
Fixed rate
Bank loan	(28.8)	(6.2)	—	—	—	—	(35.0)
	17.1	(9.4)	(9.0)	(24.5)	(0.1)	(0.3)	(26.2)

31 December 2004	Within 1 year	1 – 2 years	2 – 3 years	3 – 4 years	4 – 5 years	> 5 years	Total
	£m	£m	£m	£m	£m	£m	£m
Floating rate
Cash assets	75.5	—	—	—	—	—	75.5
Bank overdrafts	(18.7)	—	—	—	—	—	(18.7)
Obligations under finance leases	(17.6)	(2.8)	(3.2)	(3.5)	(25.0)	—	(52.1)
Bank loans and loan notes	(8.6)	(0.1)	(0.1)	(5.6)	(0.1)	(0.9)	(15.4)
Fixed rate
Bank loan	(31.2)	(30.2)	(8.1)	—	—	—	(69.5)
	(0.6)	(33.1)	(11.4)	(9.1)	(25.1)	(0.9)	(80.2)

The other financial instruments of the Group that are not included in the above tables are non-interest bearing and are therefore not subject to interest rate risk.

Credit risk

There are no significant concentrations of credit risk within the group.

24.                   Invested capital

	Hilton Group plc’s interest in invested capital	Minority Interests in invested capital	Total invested capital
	£m	£m	£m
At 1 January 2004	3,806.5	3.6	3,810.1
Total income and expense for the year	147.4	(0.7)	146.7
Cost of share-based payments	1.0	—	1.0
Other reserves	(50.5)		(50.5)
Issue of new shares	5.7	—	5.7
At 31 December 2004	3,910.1	2.9	3,913.0
Total income and expense for the period	123.0	0.1	123.1
Cost of share-based payments	2.0	—	2.0
Other reserves	(133.3)		(133.3)
Invested capital repayment	(72.5)	—	(72.5)
At 31 December 2005	3,829.3	3.0	3,832.3

Invested capital represents the Hilton Group plc interest in the combined entity, which principally comprises the entire issued share capital and share premium of HIC Group International Luxembourg SA, formerly Ladbroke Group International Luxembourg SA and 14.58% of the issued share capital of HIC Hotels USA Corporation, formerly Ladbroke Hotels USA Corporation.

The reduction in invested capital of HIC Hotels USA Corporation relates to share buy backs made by Ladbroke Group International Ltd and Ladbroke Group International Luxembourg SA.

Within invested capital is the foreign currency translation reserve which is used to record exchange differences arising from the translation of the accounts of foreign subsidiaries. The opening balance of this reserve was £5.4m debit at 31 December 2005 and the closing balance at 31 December 2005 is £26.7m credit.

Other reserves relates to movements on foreign exchange retained by Hilton Group plc.

25.                   Notes to the cash flow statement

Reconciliation of profit to net cash inflow from operating activities:

	2005	2004
	£m	£m

Profit before tax and finance costs	101.6	150.2
Net loss/(profit) on sale of non-current assets	30.2	(2.2)
Profit before losses/(profits) on sale of non-current assets, tax and finance costs	131.8	148.0
Depreciation (note 8)	92.7	94.2
Amortisation of intangible assets (note 8)	2.9	2.6
Impairment (note 8)	48.1	2.8
Costs of share based payments	2.0	1.0
Pension movements	—	1.5
Other items	(1.1)	7.7
Operating cash flows before movements in working capital	276.4	257.8

Decrease/(increase) in inventories	0.7	(0.2)
(Increase)/decrease in receivables	(6.1)	3.4
Decrease in payables	(105.4)	(11.2)
Increase/(decrease) in provisions	0.1	(0.4)
Share of results from associates (note 15)	(1.7)	(0.4)

Cash generated by operations	164.0	249.0
Income taxes paid	(23.1)	(14.2)
Finance cost paid	(36.3)	(15.7)

Net cash inflow from operating activities	104.6	219.1

26.                   Retirement benefit schemes

Defined contribution schemes

The total cost charged to income is £12.0m (2004: £12.1m) and represents contributions payable to these schemes by the Group at rates specified in the rules of the plan.

Defined benefit plans

The Group operates a number of pension schemes throughout the world. The major schemes are defined benefit funds, with assets held separately from those of the Group. Although the Group is responsible for the operation of these arrangements, professional advisors are appointed to run them.

The latest actuarial valuations of the other principal funded defined benefit schemes were carried out in 2005.

The Group has no significant exposure to any other retirement obligations.

The results of the actuarial valuations were updated to the accounting date by an independent qualified actuary in accordance with IAS 19. The value of the defined benefit obligation and current service cost has been measured using the projected unit credit method, as required by IAS 19. Some of the Group’s schemes are closed to new members and using this method will, in isolation, lead to the current service cost for these schemes increasing as their members approach retirement.

As part of the agreement for the sale of Hilton International, Hilton Hotels Corporation (‘HHC’) has committed to fund at least 50% of the IAS 19 deficit of the Hilton Group Pension Plan. Hilton International made this payment after completion. Prior to completion a mirror scheme was set up for the employees of the Hotel business who were active members at the date of completion and other beneficiaries of the Plan. HHC will become the principal employer of the mirror scheme. The assets and liabilities of the Plan which are attributable to the hotels business will be transferred to the mirror scheme including a proportionate share of those liabilities associated with transferring employees who were directly employed by Hilton Group plc, which included a proportionate share of deferred pensioner and pensioner members. The mirror scheme will also receive a transfer of assets and liabilities in respect of 50% of the orphans and unallocated members of the Plan.

To reflect this agreement, the Hilton Group Pension Plan has been treated as a defined contribution scheme. All the non-UK schemes have been treated as defined benefit schemes.

The amounts recognised in the balance sheet are as follows:

	2005	2004
	Non-UK Schemes	Non-UK Schemes
	£m	£m
Present value of funded obligations	79.6	69.6
Fair value of plan assets	(63.4)	(53.7)
	16.2	15.9

Present value of unfunded obligations	19.9	16.9
Net liability	36.1	32.8
Amounts in the balance sheet:
Liabilities	36.5	34.6
Assets	(0.4)	(1.8)
Net liability	36.1	32.8

The amounts recognised in the income statement are as follows:

	2005	2004
Year ended 31 December	Non-UK Schemes	Non-UK Schemes
	£m	£m
Analysis of amounts charged to operating profit:
Current service cost (excluding employee element)	7.2	4.8
Past service cost	—	5.0
Total operating charge	7.2	9.8
Analysis of the amount credited to other finance income:
Interest on obligation	4.3	3.9
Expected return on plan assets	(3.3)	(3.1)
Net return	1.0	0.8
Total	8.2	10.6

The actual return on plan assets over the year was £3.5m (2004: £2.7m).

The amount recognised outside the income statement in the statement of recognised income and expense (“SORIE”) for 2005 is a loss of £3.3m (2004: loss of £6.9m). The cumulative amount of actuarial profits and losses recognised in the SORIE at 31 December 2005 is £10.5m (2004: £6.9m).

For the Hilton International Plan, the post-retirement mortality assumed is based on the standard PA92 long cohort mortality table, which takes into account future improvements, adjusted to reflect experience. The assumption used implies that the life expectancy of a male retiring now at age 60 is 88 and for a female is 91.

Changes in the present value of the defined benefit obligation are as follows:

	2005	2004
	Non-UK Schemes	Non-UK Schemes
	£m	£m
Opening defined benefit obligation	86.5	73.9
Current service cost (including employee element)	7.3	4.9
Past service cost	—	5.0
Interest cost	4.3	3.9
Actuarial losses	3.5	6.5
Benefits paid	(6.1)	(5.1)
Currency losses/(profits)	4.0	(2.6)
Closing defined benefit obligation	99.5	86.5

Changes in the fair value of plan assets are as follows:

	2005	2004
	Non-UK Schemes	Non-UK Schemes
	£m	£m
Opening fair value of the plan assets	(53.7)	(49.5)
Expected return	(3.3)	(3.1)
Actuarial (profits)/losses	(0.2)	0.4
Contributions by employer	(7.9)	(9.3)
Contributions from plan members	(0.1)	(0.1)
Currency (profits)/losses	(4.3)	2.8
Benefits paid	6.1	5.1
Closing fair value of plan assets	(63.4)	(53.7)

The Group expects to contribute £6.3m to its non-UK defined benefit plans in 2006.

The major categories of plan assets as a percentage of total plan assets are as follows:

	2005	2004
	Non-UK Schemes	Non-UK Schemes
Equity instruments	24%	26%
Debt instruments	18%	20%
Other	58%	54%
	100%	100%

Principal actuarial assumptions at the balance sheet date (expressed as weighted averages) are:

	2005	2004
	Non-UK Schemes	Non-UK Schemes
Discount rate	5.0%	5.3%
Expected return on plan assets	5.8%	5.6%
Future salary growth	3.5%	3.7%
Future pension increases	2.2%	2.2%

The overall expected return on plan assets was derived as an average of the long-term expected rates of return on each of the major asset classes invested in weighted by the allocations of assets among the classes. The sources used to determine the best estimate of long term returns include country specific bond yields, which may be derived from the market using local bond indices or by analysis of the local bond market, and country specific inflation and investment market expectations derived from market data and analysts’ or governments’ expectations. At 31 December 2005, the long-term expected rate of return on equity instruments, debt instruments and other assets was assumed to be an average of 7.6% pa, 3.6% pa and 5.6% pa respectively for non-UK schemes which have assets.

	2005	2004
	Non-UK Schemes	Non-UK Schemes
	£m	£m
Defined benefit obligation	99.5	86.5
Plan assets	(63.4)	(53.7)
Deficit	36.1	32.8
Experience adjustments on plan liabilities	3.5	6.5
Experience adjustments on plan assets	(0.2)	0.4

In the Netherlands, the Group’s employees participate in an industry-wide defined benefit scheme, where the employer’s share of the underlying assets and liabilities cannot be separately identified. As at the end of 2004 on the local valuation basis, the total assets and liabilities were £1,276m and £1,083m respectively. This surplus is taken into account in calculating the employer’s future contribution requirement.

Some employees in the US and Puerto Rico participate in multi-employer defined benefit schemes. At the most recent local valuations of these schemes, the total assets in respect of all employers were £146.8m and £9.6m and the total liabilities were £288.3m and £17.1m. At each balance sheet date an appropriate liability has been taken into account, taking future expected contributions into account where appropriate.

27.                   Share-based payments

During the period of these accounts, Hilton Group plc of which the Group was part throughout the period of these accounts, had a performance share plan, an approved and an unapproved share option plan, a Sharesave, a Share Incentive Plan and, depending on performance, potentially a voluntary deferral with a match. The plans and the various performance conditions are discussed in more detail below.

IFRS 2 is effective for the Group’s accounting period starting 1 January 2004, and applies to share options and share awards of Hilton Group plc granted after 7 November 2002 which were unvested at the start of the period.

All of the plans listed below were equity-settled share-based payments.

i)                                        Annual bonus – compulsory and voluntary deferral into shares

Half of the gross annual bonus was delivered in shares which vested, subject to continued employment, after two years. Where a participant earned a bonus in respect of the bonus year and further performance criteria for Hilton Group plc were met, participants were invited to invest up to 25% of the value of their total bonus in Hilton Group plc shares which must then have been held for three years. The Group matched any percentage up to the 25% maximum voluntarily invested by a participant. The matching shares vest after three years, subject to continued employment and the participant continuing to hold the shares purchased by their voluntarily investment.

ii)                                    Sharesave – related Share Options Scheme

This was a Sharesave scheme with options granted at a 20% discount to market value. The scheme operated with either a 3, 5 or 7 years saving (the last 7 year option was granted in 1999) with vesting after this time.

iii)                                Share Incentive Plan

Employees could contribute up to £75 per month to acquire Hilton Group plc shares. For every two shares purchased, the Group provided a match of one additional share which vested immediately.

iv)                                  Share Options

The options granted were all market value options with a three year vesting period. Vested options lapsed if they had not been exercised within ten years of the date of grant. All options had an EPS growth-based performance condition.

v)                                      Performance Share Plan (“PSP”)

An award under the PSP consisted of a notional allocation of shares which vested, subject to the achievement of performance conditions at the end of the three year period. The performance conditions are set out below. No dividends were paid to employees during the vesting period nor at the end of the period as dividend equivalents.

January 2002 Award

The January 2002 award had a Total Shareholder Return (“TSR”) performance condition with an EPS underpin. The EPS underpin required Hilton Group plc to achieve adjusted EPS growth (which must have exceeded the growth in RPI by 6% over the performance period). Based on the TSR condition, the full award vested if the TSR performance exceeded all the other companies in the FTSE 100. 35% of the award vested if the Hilton Group plc ranked at median. Between these two points there was straight line vesting.

January 2003, January 2004 and January 2005 Awards

The January 2003, January 2004 and January 2005 Awards had two separate performance conditions; half of the award vested based on TSR and half of the award vests based on Return on Capital Employed (“ROCE”) for the Hotels division.For the TSR element, 100% of the award vested if TSR ranked at 1st or 2nd against the customised comparator group, 40% vested for median, with straight line vesting in between these points.

For the ROCE element, 40% vested for base performance and 100% vested for maximum performance. Between these two points there was straight line vesting.

The following table illustrates the number and weighted average exercise prices (“WAEP”) of share options for employees of the Hotels division:

	2005	2005	2004	2004
	Number	WAEP -£	Number	WAEP - £
Outstanding at the beginning of the year (1)	23,190,020	2.10	23,649,670	2.10
Granted during the year	2,258,553	2.83	3,865,007	2.36
Exercised during the year	(6,767,650)	2.05	(1,425,102)	1.90
Lapsed during the year	(2,400,149)	2.27	(2,899,555)	2.37
Outstanding at the end of the year (1)	16,280,774	1.76	23,190,020	2.10

Exercisable at the end of the year	6,757,200	2.43	12,135,471	2.30

Notes to above:

(1)          Included within this balance are options over 420,979 shares that have not been recognised in accordance with IFRS 2 as the options were granted on or before 7 November 2002. These options have not been subsequently modified and therefore do not need to be accounted for in accordance with IFRS 2.

The weighted average share price at the date of exercise for share options exercised during the year was £3.09 (2004: £2.58).

The weighted average fair value of options granted during the year was 72p (2004: 56p).

The weighted average remaining contractual life for the share options outstanding as at 31 December 2005 is between eight and nine years (2004: between nine and ten years). The range of exercise prices for options outstanding at the end of the year was £1.32 - £3.37 (2004: £1.32 - £2.47).

The inputs into the Binominal model are as follows:

	2005	2004
Weighted average share price (£)	3.07	2.53
Weighted average exercise price (£)	2.98	2.36
Expected volatility (%)	30.0%	30.0%
Expected life (years)	3	3
Risk free rate (%)	4.62%	4.76%
Expected dividends (%)	3.29%	4.01%

Expected volatility was determined by calculating the historical volatility of Hilton Group plc’s share price over the previous 4 years. The expected life used in the model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioural considerations.

The Group recognised total expenses of £2.0m (2004: £1.0m) and all of it related to equity-settled share-based payment transactions in 2005 and 2004 respectively.

Share awards granted during the period:

	2005	2004
Number	727,591	830,010
Weighted average fair value	£2.71	£2.10

The fair value of share awards was measured by calculating the present value of the dividends receivable between the grant date and the vesting date and valuing the market related performance conditions through the use of a closed-form model, similar to a Monte Carlo simulation.

28.                   Commitments and contingencies

Operating lease commitments – Group as lessee

The Group has a number of lease agreements that, pursuant to their economic substance, qualify as non-cancellable operating lease agreements. These primarily relate to rents payable on land and buildings. The terms of the leases vary significantly but can broadly be summarised as follows:

Lease terms

Lease terms are typically between 5 and 25 years although, in certain circumstances, they may exceed this limit.

Determination of rent payments

Rent payments are based on the amount specified in the agreement. Contingent rent payments are determined as a percentage of profit or turnover performance, or a combination of both. Some agreements stipulate a minimum guarantee amount.

Terms of renewal

The agreements are terminated automatically after expiry of the lease term although, in some cases, lease extension options have been agreed upon and, in many other cases, there will be an opportunity to negotiate lease extensions with the lessor. Lessor early termination clauses sometimes exist within lease agreements giving the lessor the option to cancel the lease after a specified number of years depending on either the operating performance of the hotel or any significant changes to the hotel’s trading environment.

Restrictions

There are no restrictions imposed upon the Group concerning dividends, additional debt or further leasing under any of the existing lease arrangements, although there are occasionally non-financial restrictions on leases preventing the Group from opening or operating another competing hotel for a specified number of years.

Sub-leases

The Group sub-leases areas of leased properties and receives sub-lease payments from third parties.

Lease and sub-lease payments recognised as an expense for the period:

	2005	2004
	£m	£m
Minimum lease payments	169.4	164.5
Contingent rents	117.9	105.6
	287.3	270.1

Future minimum rentals payable under non-cancellable operating leases as at 31 December are as follows:

	2005	2004
	£m	£m
Within one year	177.8	174.0
After one year but not more than five years	631.4	573.6
More than five years	1,969.3	1,734.2
	2,778.5	2,481.8

	2005	2004
	£m	£m
Total of future minimum sub-lease income expected to be received under non-cancellable sub-leases at the balance sheet date	27.9	39.2

Operating lease commitments – Group as lessor

The Group has entered into sublease agreements for casinos and boutiques in certain areas in the hotels. These leases have remaining lease terms of between 1 and 10 years.

Lease receipts recognised as income for the period:

	2005	2004
	£m	£m
Minimum lease receipts	17.3	16.4
Contingent rents receipts	1.8	1.7
Total	19.1	18.1

Future minimum rentals receivable under non-cancellable operating leases as at 31 December are as follows:

	2005	2004
	£m	£m
Within one year	14.7	16.6
After one year but not more than five years	20.5	32.6
More than five years	7.2	8.2
	42.4	57.4

Finance lease commitments

All lease obligations are denominated in Euro. The liabilities from finance leases bear interest at a near-the-market rate of 3% and will be paid at constant rates until 2009. Future minimum lease payments under finance leases together with the present value of the net minimum lease payments are as follows:

	Minimum lease payments		Present value of minimum lease payments
	2005	2004	2005	2004
	£m	£m	£m	£m
Within one year	3.5	18.6	2.6	17.6
Within two to five years	33.2	37.5	31.0	34.5
After five years	—	—	—	—
	36.7	56.1	33.6	52.1
Less future finance charges	(3.1)	(4.0)
Present value of lease obligations	33.6	52.1
Less amounts due for settlement within 12 months			(2.6)	(17.6)
Amount due for settlement after 12 months			31.0	34.5

The Group has land and buildings under finance leases. The average remaining lease term is four years. For the year ended 31 December 2005, the average effective borrowing rate was 3 per cent (2004: 3 per cent). Interest rates are fixed at the contract date. All leases are on a fixed repayment basis and no arrangements have been entered into for contingent rental payments.

The fair value of the Group’s lease obligations approximates their carrying amount. The Group’s obligations under finance leases are secured by the lessor’s charges over the leased assets.

29.                   Related party disclosures

The following table provides a listing of material subsidiaries:

Adda Properties Limited

Admiral I Pty Limited

Admiral II Pty Limited

Admiral III Pty Limited

Admiral Investments Pty Limited

Aro Participation Limited

Comfort Inns BV

Grundstucksgesellschaft An Der Frauenkirche Dresden GmbH

HIH Sweden AB

Hilton Canada Co

Hilton Hotels of Australia Pty Limited

Hilton International (Germany) GmbH

Hilton International (Switzerland) GmbH

Hilton International Co (Belgium) SPRL/BVBA

Hilton International CO.

Hilton International Hotels (U.K.) Limited

Hilton International of Puerto Rico, Inc.

Hiro Grundstucks GmbH & Co KG

Hotelera Diagonal SA

HIC Hotels U.S.A Corporation formerly Ladbroke Hotels U.S.A. Corporation

Ladbroke Roissy Netherlands B.V.

Ladbroke Roissy S.A.

Ladstock Holding Corporation

Los Zocos, S.A.

Metropole Hotels (Holdings) Limited

Stakis Limited

Vista International (Illinois) Inc

World Hotels, B.V.

The following table provides a list of associates with which trading occurred during the year:

	Country of incorporation	% equity interest
		2005	2004
Domhotel Gmbh	Germany	40.0	40.0
Osaka Hilton Co Ltd	Japan	49.4	49.4
Odawara Hilton Co Ltd	Japan	46.5	46.5
Nippon Hilton Co Ltd	Japan	49.8	49.8
Tokyo Bay Hilton Co Ltd	Japan	24.0	24.0
Nagoya Hilton Co Ltd	Japan	24.0	24.0
Otaru Hilton Co Ltd	Japan	5.0	5.0
Hotel Jirahara CA	Venezuela	20.4	20.4
Grand Hotel Imperial dd	Croatia	17.5	17.5
Compaigne des Hotels de Luxe SA	Bulgaria	24.4	24.4
Jalouise 1996 Limited (sold in 2005)	St Lucia	—	28.8

Other than its associate undertakings and joint ventures, significant related parties of the Group are the executive directors of Hilton Group plc, and Hilton Hotels Corporation which owns 50 per cent of the equity of the Group’s joint venture undertakings Hilton Reservations Worldwide LLC, Hilton HHonors Worldwide LLC, Hilton Marketing Worldwide LLC, Conrad Hospitality LLC and Conrad Hotels Worldwide LLC (the country of incorporation for all the joint ventures’ is the United States of America). Further details on transactions with these related parties are detailed below.

Companies that have been identified as related parties because they were under common control of Hilton Group plc are as follows:

49’s Limited

A R Dennis Limited

Arbarthorpe Oilfield Services Limited

Arbiter & Weston Limited

Archie Thornhill Limited

Balltree (International) Limited

Balshaw Metropole (General Partner) Limited

Bartletts Limited

Bernard Murphy & Son Limited

Birchgree Limited

Bondray Construction Limited

Brackley Racing Limited

Caledonian Racing (1984) Limited

Cayman Investments Number 1

Chancel Developments Limited

Chancel Developments Limited - Israel

Chequered Racing Limited

Competition Management Services Co. Limited

Condorsport Limited

Crayford and Bexley Heath Greyhound Stadium Ltd

Creative Trend Limited

CTL Holdings International Limited

Cwmbran Town Centre Limited

Dalriada Limited

Demmy Leisure Group Limited, The

E.F. Politt & Son Limited

English & Overseas Hotels Limited

Ernie Pugh Limited

Felbridge Hotel & Investment Company

G.E. Boynton (Turf Accountant) Company Limited

Gable House (Industrial) Limited

Gable House Estates (City Of London) Limited

Gable House Estates Limited

Gable House Leisure Limited

Gable House Properties

Gable House Properties (City of London) Limited

Games For Good Causes PLC

Ganton House Investments Limited

Glynray Limited

Gossamer Limited

Greatmark Limited

Grosvenor Insurance Company Limited

Harbet Hotels

Hector Macdonald Limited

Henry Jones (Neston) Limited

HG Swaps (Number 2) Limited

HG Swaps Limited

HGT Company Limited

Hillford Estates Limited

Hilton Deposits Limited

Hilton Employee Share Trust Limited

Hilton Group Finance (Jersey) Limited

Hilton Group Finance plc

Hilton Group Holdings Limited

Hilton Group plc

Hilton Limited

Hindwain Limited

International Finance Investment

Inter-National Hotel Services Limited

Ivor Thomas (Commission Agents) Limited

J. Ward Hill & Company Limited

Jack Brown (Bookmaker) Limited

Jack Brown (Bridgend) Limited

Jack Brown (Cardiff) Limited

Jack Brown (Midlands) Limited

Jack Brown (West) Limited

Jean Cowan Holdings Limited

Jerusalem Development (Mamilla) Co. Limited

Jerusalem Development (Mamilla) Company Limited - Israel

Jerusalem Development Corporation (Holdings) Limited

John Manley (Turf Accountant) Limited

John Smith (Bookmakers) Limited

Krullind Limited

Kyng Midas Limited

L.C.C. (Winchester) Limited

Ladbroke & Co. Limited

Ladbroke (Channel Islands) Limited

Ladbroke (Course) Limited

Ladbroke (Ireland) Limited

Ladbroke (Rentals) Limited

Ladbroke Belgium SA

Ladbroke Casino (Holdings) Limited

Ladbroke Casino (Holdings) Ltd - Egypt branch

Ladbroke Casinos Limited

Ladbroke Centre Developments Limited

Ladbroke City & County Land Company Limited

Ladbroke Corporate Director Limited

Ladbroke Corporate Secretaries Limited

Ladbroke Dormant Holding Company Limited

Ladbroke Entertainments Limited

Ladbroke Group Finance (Jersey) Limited

Ladbroke Group Homes Limited

Ladbroke Group International Limited

Ladbroke Group Limited

Ladbroke Group Properties (Cwmbran) Limited

Ladbroke Group Properties (Scotland) Limited

Ladbroke Group Properties Limited

Ladbroke International Holdings BV

Ladbroke Land Limited

Ladbroke Leasing (South East) Limited

Ladbroke Leisure (Ireland) Limited

Ladbroke QUEST Trustees Limited

Ladbroke Racecourse Management Limited

Ladbroke Racing (Central London) Limited

Ladbroke Racing (East Midlands) Limited

Ladbroke Racing (Newmarket) Limited

Ladbroke Racing (North East London & Anglia) Limited
Ladbroke Racing (North East) Limited
Ladbroke Racing (North West) Limited
Ladbroke Racing (Norwich) Limited
Ladbroke Racing (Reading) Limited
Ladbroke Racing (Scotland East) Limited
Ladbroke Racing (Solent) Limited
Ladbroke Racing (South East) Limited
Ladbroke Racing (South West) Limited
Ladbroke Racing (Strathclyde) Limited
Ladbroke Racing (West Midlands) Limited
Ladbroke Racing (Yorkshire) Limited
Ladbroke Retail Parks Limited
Ladbroke Stadia Limited
Ladbroke US Investments Limited
Ladbrokes (CLJEA) Limited
Ladbrokes (CLJHC) Limited
Ladbrokes (CLJSE) Limited
Ladbrokes (CLJSW) Limited
Ladbrokes (Northern Ireland) (Holdings) Limited
Ladbrokes (Northern Ireland) Limited
Ladbrokes AB
Ladbrokes ApS
Ladbrokes Brighton Casino Limited
Ladbrokes CPCB Limited
Ladbrokes E-Gaming Limited
Ladbrokes International Limited
Ladbrokes Inverness Limited
Ladbrokes Limited
Ladbrokes Sporting Spreads Limited
Ladbrokes Trustee Company Limited
Ladup
Landrise Limited
Laurie Wallis & Co. Limited
London & Leeds Estates Limited
Lucky Choice Limited
M C (Finance) Limited
M. & S. Racing Limited
Maple Court Investments (Jersey) Limited
Maple Court Investments Limited
Maple Hotels 3 Limited
Maple Hotels 4 Limited
Maple Hotels 5 Limited
Maple Hotels 6 Limited
Margolis and Ridley Limited
Martia Limited
Mechema Chemicals Limited

Meeus Investments Limited
Michael Chandler Limited
Michael Wood (Betting) Limited
Michael Wood (Turf Accountants) Limited
Midland Greyhound Racing Company, The
Moffat Lodge Motor Inn Limited
N. Levy (Turf Accountants) Limited
N.V. Derby S.A.
New Angel Court Limited
P.J. Russell Bookmakers Limited
Paddington Casino Limited
Pari Mutuel Management Services S.A.
Percy Baker (Uxbridge) Limited
Pickwicks (Bookmakers) Limited
Premier Dwellings (Cleveland) Limited
R. & G. Racing Limited
Ron Hooper & Son (Bookmakers) Limited
Sabrinet Limited
Sam Cowan Limited
Satellite Information Services (Holdings) Limited
Scandic Investments
SRL Holdings International Limited
Steve Griffin Racing Limited
Stichting Totalisator Draf en Rensport (in liquidation)
Sunrise Resources Ltd.
T. P. Racing Limited
Taddale Investments Limited
Taddale Properties Limited
Techno Land Improvements Limited
Techno Limited
Ted Currigan (B’Ham) Limited
The Forestal Land, Timber and Railways Company Limited
Thomson Investments Limited
Tierce Ladbroke S.A.
Town and County Factors Limited
Trackform Services Limited
Travel Document Service Limited
Two Way TV Limited
Ventmear Limited
Vernons Financial Services Limited
Vernons Games Limited
Vernons Group Limited
Vernons Pools Limited
Vernons Trustee Company Limited
W.H. Jerram Limited
W.S. Murphy Limited

Wellington Racing Centre Limited
William Wragg Limited
Yagra Limited

Transactions between entities in the combined Group have been eliminated on consolidation and are not disclosed in this note. Transactions between the Group and its associates and joint ventures and other related parties are disclosed below.

Trading transactions

During the year, Group companies entered into the following transactions with related parties who are not members of the Group:

	2005	2004
	£m	£m
Settlement of loans
• Associates	0.1	—
Additional loans provided
• Associates	0.2	1.3
Dividends received
• Associates	0.2	0.5
Sundry income
• Associates	4.0	4.0
• Hilton Hotels Corporation	1.5	0.8
Sundry expenditures
• Associates	1.4	1.5
• Joint Ventures	14.8	11.7
Interest income
• Ladbroke Entities	45.5	36.0
Interest expense
• Ladbroke Entities	28.9	7.6

2005:

Purchaser	Vendor	Transaction Type	£m
Hilton Finance (UK) Limited	Hilton Group Finance Plc	Inter-company loan	6.0
Aro Participation Limited	Hilton Group Plc	Share purchase	6.0
Derby SA	Ladbroke International Holdings BV	Share purchase	0.8
Ladbroke International Holdings BV	Hilton Group Finance Plc	Inter-company deposit	1.1
Birchgree Ltd	Ladbroke Racing (Chiswick) Ltd	Share purchase	608.3
Ladbroke Racing (Chiswick) Ltd	Hilton Group Finance Plc	Inter-company deposit	608.3
Hilton Finance (UK) Limited	Hilton Group Finance Plc	Inter-company loan	20.0
Hilton Group Finance Plc	Comfort Lodge (UK) Ltd	Inter-company loan	20.0
Ladbroke Group International Luxembourg SA	Hilton Group Finance Plc	Inter-company loan	64.3
Ladbroke Racing (Chiswick) Ltd	Inter National Services Ltd	Call settlement	64.3
HIC Hotels U.S.A Corporation formerly Ladbroke Hotels U.S.A Corporation	Hilton Group Finance Plc	Inter-company loan	496.4
HIC Hotels USA Corporation formerly Ladbroke Hotels USA Corporation	Ladbroke Group International Ltd and Ladbroke Group International Luxembourg SA	Repay share capital	496.4
Ladbroke Group International Ltd and Ladbroke Group International Luxembourg SA	Hilton Group Finance Plc	Inter-company loan	0.5
Ladbroke Racing Corp	Inter National Services Ltd	Share subscription	424.0
Ladbroke Group International Luxembourg SA	Luxembourg Hold Co SA	Loan assignment	54.5
Ladbroke Group International Luxembourg SA	Hilton Group Finance Plc	Inter-company loan	3.4
Hilton Luxembourg Holdco SA	Hilton Group Finance Plc	Loan receivable assignment	56.5
Hilton Group Finance Plc	Hilton Finance (UK) Limited	Inter-company loan	4.1
Hilton Finance (UK) Limited	Hilton Group Finance Plc	Inter-company loan	232.0
Hilton UK Hotels Ltd	Hilton Group Finance Plc	Inter-company deposit	350.0
Ladbrokes Ltd	Aro Participation Limited	Inter-company loan	368.0
Ladbroke & Co Ltd	Hilton Finance (UK) Limited	Inter-company loan	600.0
Aro Participation Limited	Hilton Group Finance Plc	Inter-company loan	200.0
Hilton Finance (UK) Limited	Ladbroke & Co Ltd	Inter-company loan	20.0
Hilton Finance (UK) Limited	Hilton Group Finance Plc	Inter-company loan	5.0
Aro Participation Limited	Ladbroke Group Ltd	Share purchase	5.0
Ladbroke Dormant Holding Co Ltd	Metropole Hotels (Holdings) Ltd	Share purchase	0.1
Hilton Group Finance Plc	Hilton Finance (UK) Limited	Inter-company loan	79.2
			4,794.2

2004:

Purchaser	Vendor	Transaction type	£m
Ladbroke Group International Luxembourg SA	Hilton Group Finance Plc	Inter-company loan	33.4
Hilton Group Finance Plc	HIC Hotels U.S.A Corporation formerly Ladbroke Hotels U.S.A Corporation	Inter-company loan	39.2
Hilton International CO	Hilton Group Finance Plc	Inter-company loan	32.7
Hilton Group Finance Plc	Hilton International Hotels (UK) Ltd	Inter-company loan	32.7
Ladbroke Group International Ltd	HIC Hotels U.S.A Corporation formerly Ladbroke Hotels U.S.A Corporation	Share subscription	5.7
Hilton Group Finance Plc	Hilton Finance (UK) Limited	Inter-company loan	32.7
Comfort Hotels International	Hilton Group Finance Plc	Inter-company loan	10.0
Hilton Group Plc	Comfort Hotels International	Share subscription	100.0
Adda Hotels	Hilton Group Finance Plc	Inter-company loan	110.0
Hilton Group Finance Plc	Hilton Finance (UK) Limited	Inter-company loan	176.4
Stakis Ltd	Hilton Group Plc	Share purchase	176.4
			749.2

Details of related party outstanding balances:

	2005	2004
	£m	£m
Loan balances outstanding
• Associates	1.7	1.4
Debentures outstanding
• Associates	2.5	2.5
Other receivables outstanding
• Associates	1.3	1.6
• Joint Ventures	0.2	—
• Hilton Hotels Corporation	0.1	—
• Ladbroke Entities	1,820.9	733.7
Other payables outstanding
• Associates	0.2	0.1
• Joint Ventures	—	0.5
• Ladbroke Entities	793.1	167.2

In addition to the above, guarantees of £1.4m (2004: £10.0m) have been provided to the associates.

Terms and conditions of transactions with related parties

Sales to and purchases from related parties are made at normal market prices and in the ordinary course of business. Outstanding balances at year end are unsecured and settlement occurs in cash. For the year ended 31 December 2005, the Group has not raised any provision for doubtful debts relating to amounts owed by related parties based on the past excellent payment history (2004: £nil). This assessment is undertaken each financial year through examining the financial position of the related party and the market in which the related party operates.

Compensation of key management personnel

The remuneration of the executive directors of Hilton Group plc (apportioned for the combined accounts for David Michels, Brian Wallace and Ian Carter), who were the key management personnel for the hotels business of the Hilton Group plc, is set out below. No compensation was paid to the executive directors of HIC Group International Luxembourg SA (Gary Willis, Barry Quinn and Alan Smith).

	2005	2004
	£m	£m
Short-term employee benefits	1.8	0.8
Post-employment benefits	0.3	0.1
Share-based payments	0.7	0.3
Total compensation paid to key management personnel	2.8	1.2

30.                               Explanation of transition to IFRS

2005 was the first year that Hilton Group plc, the group of which the Group (as defined in note 1) was part, presented its accounts under IFRS as adopted by the European Union. Previously Hilton Group plc prepared its accounts under UK GAAP. The date of transition to IFRSs was 1 January 2004. Due to the transition IFRS 1 requires the combined accounts to include the following disclosures:

IAS 19 Employee Benefits

IAS 19 requires separate recognition of the operating and financing costs of defined benefit pension schemes in the income statement and permits two different approaches for the recognition of actuarial profits and losses. The Group has adopted the IFRS 1 First-time Adoption of International Financial Reporting Standards transitional exemption and recognised the full actuarial pension deficit in equity at the date of transition.

The Group has recognised actuarial profits and losses immediately in the statement of recognised income and expense.

The impact of this policy is to recognise an additional pension liability, net of deferred tax, of £14.7m in the Group’s IFRS opening balance sheet at 1 January 2004, and £21.4m at 31 December 2004.

The impact of the policy on operating profit for the year ended 31 December 2004 is a reduction of £3.4m, with a £0.8m credit to net interest and a related tax credit of £0.8m.

IAS 12 Income Taxes

IAS 12 requires entities to calculate deferred taxation based on temporary differences, which are defined as the difference between the carrying amount of assets/liabilities and their tax base.

As a result, the Group has provided an additional £168.5m of deferred tax liabilities in its opening balance sheet that were not required under UK GAAP. These comprise a £99.6m provision for deferred tax on acquired brands, a £15.3m debit provision in respect of all rolled over capital profits and a £84.2m provision arising from the potential tax profits on the revaluation of fixed assets.

Where required, deferred tax has been provided on all other IFRS adjustments.

IFRS 2 Share-Based Payments

In accordance with IFRS 2 and the transitional exemption permitted by IFRS 1,the Group has recognised a charge reflecting the fair value of outstanding share options granted to employees since 7 November 2002. The fair value has been calculated using a binomial valuation model and is charged to profit over the relevant option vesting period, adjusted to reflect actual and expected levels of vesting.

The impact of this change has been a charge of £1.0m to operating profit for the year to 31 December 2004.

IFRS 3 Business Combinations

IFRS 3 prohibits the amortisation of goodwill. The standard requires goodwill to be carried at cost with impairment reviews both annually and also when there are indications that the carrying value may not be recoverable.

As permitted by IFRS 1, the Group has chosen to apply IFRS 3 prospectively from the date of transition and has chosen not to restate all previous business combinations. Therefore, goodwill is stated in the opening balance sheet at its UK GAAP carrying value of £1,183.1m with subsequent 2004 amortisation being reversed. The impact on operating profit after exceptional items and goodwill amortisation is a credit of £71.2m for the year to 31 December 2004.

IAS 32 and IAS 39 Financial Instruments

IAS 39 requires loans to be carried at amortised cost using the effective interest method.

IAS 32 Financial instruments disclosures and presentation purely deals with the disclosure in the accounts.

Within the accounts these standards have been applied from 1 January 2004.

Reconciliation of equity at 1 January 2004	UK GAAP (IFRS format)	IAS 19 Employee Benefits	IAS 12 Income Tax	Other	Reclassifications	IFRS balance sheet
	£m	£m	£m	£m	£m	£m
Non-current assets
Goodwill	1,183.1	—	—	—	—	1,183.1
Other intangible assets	276.7	—	—	—	8.1	284.8
Property, plant and equipment	2,409.0	—	—	(15.1)	3.1	2,397.0
Interests in associates	72.0	—	—	—	—	72.0
Other financial assets	—	(4.8)	—	—	17.1	12.3
Deferred tax asset	—	6.3	—	—	—	6.3
Retirement benefit asset	—	3.9	—	—	—	3.9
	3,940.8	5.4	—	(15.1)	28.3	3,959.4
Current assets
Inventories	16.0	—	—	—	—	16.0
Trade and other receivables	881.5	(6.8)	—	—	(28.3)	846.4
Cash and cash equivalents	81.5	—	—	—	—	81.5
	979.0	(6.8)	—	—	(28.3)	943.9
Total assets	4,919.8	(1.4)	—	(15.1)	—	4,903.3
Current liabilities
Interest-bearing loans and borrowings	(66.2)	—	—	—	—	(66.2)
Obligations under finance leases	(17.0)	—	—	—	—	(17.0)
Trade and other payables	(508.8)	—	—	—	—	(508.8)
Corporation tax liabilities	(9.1)	—	—	—	—	(9.1)
	(601.1)	—	—	—	—	(601.1)
Non-current liabilities
Interest-bearing loans and borrowings	(75.8)	—	—	(0.2)	—	(76.0)
Obligations under finance leases	(37.0)	—	—	—	—	(37.0)
Other financial liabilities	(50.8)	15.0	—	—	—	(35.8)
Deferred tax liabilities	(147.6)	—	(168.5)	4.5	—	(311.6)
Retirement benefit obligation	—	(28.3)	—	—	—	(28.3)
Provisions	(3.4)	—	—	—	—	(3.4)
	(314.6)	(13.3)	(168.5)	4.3	—	(492.1)
Total liabilities	(915.7)	(13.3)	(168.5)	4.3	—	(1,093.2)
Net assets	4,004.1	(14.7)	(168.5)	(10.8)	—	3,810.1
INVESTED CAPITAL
Hilton Group plc interests in invested capital	4,000.5	(14.7)	(168.5)	(10.8)	—	3,806.5
Minority interests in invested capital	3.6	—	—	—	—	3.6
Invested capital	4,004.1	(14.7)	(168.5)	(10.8)	—	3,810.1

Reconciliation of equity at 31 December 2004	UK GAAP (IFRS format)	IAS 19 Employee Benefits	IAS 12 Income Tax	IFRS 3 Business Combinations	Other	Reclassifications	IFRS balance sheet
	£m	£m	£m	£m	£m	£m	£m
Non-current assets
Goodwill	1,113.2	—	—	71.2	—	—	1,184.4
Other intangible assets	276.6	—	—	—	—	16.0	292.6
Property, plant and equipment	2,391.4	—	—	—	(16.6)	(3.7)	2,371.1
Interests in associates	66.2	—	—	—	—	—	66.2
Other financial assets	(0.1)	(7.6)	—	—	—	12.5	4.8
Deferred tax asset	9.8	—	—	—	—	—	9.8
Retirement benefit asset	—	1.8	—	—	—	—	1.8
	3,857.1	(5.8)	—	71.2	(16.6)	24.8	3,930.7
Current assets
Inventories	15.8	—	—	—	—	—	15.8
Trade and other receivables	1,021.2	(9.5)	—	—	—	(24.8)	986.9
Available-for-sale financial assets	—	—	—	—	—	—	—
Cash and cash equivalents	75.5	—	—	—	—	—	75.5
	1112.5	(9.5)	—	—	—	(24.8)	1,078.2
Total assets	4,969.6	(15.3)	—	71.2	(16.6)	—	5,008.9
Current liabilities
Interest-bearing loans and borrowings	(58.5)	—	—	—	—	—	(58.5)
Obligations under finance leases	(17.6)	—	—	—	—	—	(17.6)
Trade and other payables	(563.3)	3.0	—	—	—	—	(560.3)
Corporation tax liabilities	(9.2)	—	—	—	—	—	(9.2)
	(648.6)	3.0	—	—	—	—	(645.6)
Non-current liabilities
Interest-bearing loans and borrowings	(44.7)	—	—	—	(0.4)	—	(45.1)
Obligations under finance leases	(34.5)	—	—	—	—	—	(34.5)
Other financial liabilities	(32.8)	16.3	—	—	—	—	(16.5)
Deferred tax liabilities	(152.5)	—	(168.5)	—	5.0	—	(316.0)
Retirement benefit obligation	—	(34.6)	—	—	—	—	(34.6)
Provisions	(3.6)	—	—	—	—	—	(3.6)
	(268.1)	(18.3)	(168.5)	—	4.6	—	(450.3)
Total liabilities	(916.7)	(15.3)	(168.5)	—	4.6	—	(1,095.9)
Net assets	4,052.9	(30.6)	(168.5)	71.2	(12.0)	—	3,913.0
INVESTED CAPITAL
Hilton Group plc interests in invested capital	4,050.0	(30.6)	(168.5)	71.2	(12.0)	—	3,910.1
Minority interests in invested capital	2.9	—	—	—	—	—	2.9
Invested capital	4,052.9	(30.6)	(168.5)	71.2	(12.0)	—	3,913.0

Reconciliation of profit and loss for 2004	UK GAAP	IFRS 3 Business Combinations	IFRS 2 Share Based Payments	IAS 19 Employee Benefits	Other	Associate interest & tax	IFRS P&L account
	£m	£m	£m	£m	£m	£m	£m
Combined operating profit (1)	153.6	—	(1.0)	(3.4)	(1.5)	—	147.7
Share of results from associated undertakings	8.3	—	—	—	—	(7.9)	0.4
Total operating profit (1)	161.9	—	(1.0)	(3.4)	(1.5)	(7.9)	148.1
Net finance costs	12.8	—		0.8	0.4	7.9	21.9
Profit on ordinary activities before taxation (1)	174.7	—	(1.0)	(2.6)	(1.1)	—	170.0
Taxation (1)	(16.5)	—	—	0.8	0.5	—	(15.2)
Profit after taxation (1)	158.2	—	(1.0)	(1.8)	(0.6)	—	154.8
Profit attributable to minority interests	(0.1)	—	—	—	—	—	(0.1)
Profit attributable to shareholders (1)	158.1	—	(1.0)	(1.8)	(0.6)	—	154.7
Goodwill amortisation	(71.2)	71.2	—	—	—	—	—
Net profit on sale of non-current assets	2.2	—	—	—	—	—	2.2
Profit attributable to shareholders	89.1	71.2	(1.0)	(1.8)	(0.6)	—	156.9

(1)before goodwill amortisation

Explanation of material adjustments to the cash flow statement for the year ended 31 December 2004:

(i)            The definition of cash and cash equivalents under IFRS includes cash at bank and in hand, includes bank overdrafts and excludes deposits with a maturity of greater than 3 months. The movement on deposits with a maturity of greater than 3 months is shown as financing activities under IFRS. Under previous GAAP, the movement in the short term deposits is shown under a separate category of management of liquid resources.

(ii)           Income taxes paid during 2004 are classified as operating cash flows under IFRS, but were included in a separate category of tax cash flows under previous GAAP.

(iii)          Finance costs paid and finance income received are shown under operating and investing activities respectively, but were included in a separate category of returns on investments and servicing of finance cash flows under previous GAAP.

(iv)          Dividends received from associated undertakings during 2004 are classified as investing activities under IFRS, but were included in a separate category of dividends received cash flows under previous GAAP.

(v)           Loans to and from associates are classified as financing activities under IFRS, but were included under a separate category of cash flows from acquisitions and disposals under previous GAAP.

(vi)          There are no other material differences between the cash flow statement under IFRS and the cash flow statement presented under previous GAAP.

31.                               US GAAP reconciliation

Summary of differences between IFRS and US GAAP

The combined accounts as at 31 December 2004 and 2005 have been prepared in accordance with International Financial Reporting Standards (IFRS), as adopted by the European Union at 31 December 2005, which differ in certain significant respects from US Generally Accepted Accounting Principles (“US GAAP”). The significant differences, as they apply to the combined accounts, are summarised below.

This US GAAP information provides a reconciliation between profit under IFRS and net income under US GAAP and between Hilton Group plc’s interest in invested capital under IFRS and Hilton Group plc’ interest in invested capital under US GAAP.

(a)                                  Disposal of property, plant and equipment

Under IFRS, the Group recognises a profit on disposal of property, plant and equipment, provided substantially all the risks and rewards of ownership have transferred. For the purposes of US GAAP, the Group accounts for sales of real estate in accordance with FAS 66 ‘Accounting for Sales of Real Estate’. If there is continuing involvement with the property in the form of a management contract retained on the property, any gain on sale is deferred and recognised over the life of the long-term management contract. Where there is continuing involvement in the property due to certain obligations being retained, the assets do not qualify for treatment as a sale but is treated as a financing obligation under US GAAP.

Certain properties were disposed of in sale and leaseback transactions in 2001 and 2002. The test for determining if an asset qualifies for treatment as a sale in a sale and leaseback transaction is stricter under US GAAP than that under IFRS, in particular where the lessee has continuing involvement. As a result, these sale and leaseback transactions were treated as a sale and operating leaseback of land and buildings under IFRS. These transactions do not qualify for a sale under US GAAP. Where the transaction involves an operating lease out and an operating leaseback rather than a sale and leaseback, a liability for the deferred lease rentals received is recognised under US GAAP. Where the transaction involves a sale and leaseback with significant continuing involvement, it is treated as a financing obligation under US GAAP.

Accordingly, under US GAAP gains on sale of £215.2m were reversed, the properties were reinstated at historic costs and liabilities of £788.4m were recognised at the time of the transaction.

(b)                                  Capital leases

Under IFRS, the criteria for accounting for leased properties differ from US GAAP criteria. Where differences have arisen, leases treated as operating leases under IFRS have been accounted for under US GAAP as capital leases, as though the Group has ownership of the leased assets. Properties held under capital leases are recorded as property plant and equipment and depreciated in accordance with the combined group's accounting policies. A corresponding liability is recorded equal to the present value of the minimum lease payments and is amortised over the length of the lease. Repayments are split between interest and capital repayments. The rent expense recorded under IFRS when the leases were treated as operating leases is reversed.

(c)                                  Asset revaluations

Under IFRS, the deemed cost at transition at 1 January 2004 is the UK GAAP carrying values on that date, including revaluations. Under US GAAP, property, plant and equipment are carried at cost less accumulated depreciation and impairment losses.

(d)           Goodwill and other intangible assets

Goodwill and other intangible assets on acquisition

Under IFRS, goodwill arising on acquisitions prior to 1 October 1998 was eliminated against equity. From 1 October 1998 to 31 December 2003, acquired goodwill was capitalised and amortised over a period not exceeding 20 years. Since 1 January 2004, goodwill continued to be capitalised but amortisation ceased as at that date.

Under US GAAP, goodwill and identifiable intangible assets arising on acquisitions prior to 1 July 2001 was capitalised and amortised over its estimated useful life, not exceeding 40 years. From 1 January 2002, goodwill and identifiable intangible assets are not amortised but are reviewed annually for impairment.

Under IFRS and US GAAP, the purchase price for a transaction accounted for as an acquisition is based on the fair value of the equity-based consideration. In the case of equity-based consideration, under IFRS the fair value of such consideration is based on the share price on the date of exchange. Under US GAAP, the fair value of the consideration is based on the average share price over a reasonable period of time before and after the proposed acquisition is agreed to and announced. This has resulted in a difference in the fair value of the consideration for certain acquisitions and consequently in the amount of goodwill capitalised under IFRS and US GAAP.

Under IFRS, capitalised software is included in intangible assets. Under US GAAP, these assets are included in property, plant and equipment.

Under IFRS, lease premiums paid are included in property, plant and equipment and not amortised. Under US GAAP, these assets are included in intangible assets and amortised over the life of the lease.

Under IFRS, when assets are sold and a purchaser enters into a management contract with the Group, the Group capitalizes an intangible asset at the fair value of the contract entered into. This is amortised over the life of the contract. Under US GAAP, an intangible asset is not recognised as there remains continuing involvement in the hotel operations.

(e)                                  Capitalised interest

Under IFRS, the Group does not capitalise interest costs on borrowings in respect of the acquisition or construction of tangible and intangible fixed assets. Under US GAAP, the interest costs of financing the acquisition or construction of hotels and other fixed assets is capitalized during the period of construction until the date that the asset is substantially complete and ready for use. Capitalised interest costs are amortised over the estimated useful lives of the related assets.

(f)                                    Impairment of property, plant and equipment

Under IFRS, impairment is measured by comparing the carrying value of property, plant and equipment with the higher of fair value less cost to sell and value in use. Value in use is assessed based on estimated future cash flows discounted to their present value. Impairments are reflected as an increase to accumulated depreciation. Under US GAAP, impairments of long-lived assets are recognised as a reduction of cost and assessed on the basis of undiscounted cash flows. If an impairment charge is required, it is measured on the basis of discounted cash flows. Impairments are reflected as an increase to a cumulated depreciation under IFRS, whereas they are a reduction of cost under US GAAP.

(g)                                 Income taxes

Under IFRS deferred income tax is provided on temporary differences between the tax base and carrying value of assets and liabilities. These differences include those that arise with respect to property, plant and equipment as a result of accelerated capital allowances and gains rolled over into replacement assets. Temporary differences also arise as a result of business combinations which result in allocation of purchase price to assets or intangibles for financial reporting purposes.

Under US GAAP deferred tax is also provided on temporary differences. There are some temporary differences for which deferred tax is provided for under US GAAP for which there is not a provision for deferred taxes under IFRS. For the group this includes providing deferred tax on foreign currency gains and losses of the unremitted earnings of foreign branches.

(h)                                 Pensions

Under both IFRS and US GAAP, the Group recognises actuarial gains and losses as they are incurred. Under IFRS, these gains and losses are recognised directly in equity. These gains and losses are included in the determination of net income under US GAAP.

(i)                                    Consolidation of variable interest entities

Following the implementation of FIN 46(R), US GAAP requires the results, assets and liabilities of variable interest entities to be consolidated if the Group is regarded as the primary beneficiary. The Group has a number of joint arrangements in Japan which fall within the scope of the Interpretation and have been combined for the purposes of US GAAP. Under IFRS, the Group only includes the attributable share of the results, assets and liabilities of the joint arrangements measured according to the terms of the arrangement.

As a result of the combination of variable interest entities under US GAAP, sales increased by £109.4m (2004: £105.5m) and net income by £5.6m (2004: £2.2 in decrease) as compared with IFRS. In addition Hilton Group plc interests in invested capital increased by £5.6m in 2005 (2004: decrease of £12.2m).

(j)                                    Discontinued operations

Under IFRS, the results of operations arising from assets disposed of or classified as held for sale are classified as discontinued operations when the results relate to a separate line of business or geographical area of operations; or where they are part of a co-ordinated plan to dispose of a separate line of business or geographical area of operations. Under US GAAP, operations of a component of an entity are classified as discontinued when they are disposed of or classified as held for sale and when the Group no longer believes it will have a significant continuing involvement. A component of an entity under US GAAP is not necessarily a separate line of business or geographical area of operations and may be an operating segment, a reporting unit, a subsidiary or an asset group.

(k)                                Share of results from associates

Under IFRS, the share of results from associates is shown within total revenue. Under US GAAP this is shown after total revenue but before profit before tax and finance costs.

(l)                                    Reimbursable costs

Under US GAAP, certain reimbursable costs incurred on behalf of managed hotel properties are reported as revenue and the costs incurred on their behalf as expenses. These revenues and costs, which include payroll costs at managed properties where we are the employer as well as other re-imbursable costs, are recorded net under IFRS. Since the reimbursements are made based upon the costs incurred with no added margin, the presentation of these reimbursable costs has no effect on net income, cash flows or invested capital. The impact on revenue and on expenses is £37.6m and £36.6m in 2005 and 2004 respectively.

Net income in accordance with US GAAP

	Note	2005	2004
		£m	£m

Profit for the year attributable to Hilton Group plc in accordance with IFRS		93.1	156.8

Items increasing/(decreasing) profit for the period:
Share of results from associates		1.4	—
Net loss on sale of non-current assets	a	(127.2)	—
Consolidation of variable interest entities	i	5.6	(2.2)
Depreciation	a;b;c;e	(8.1)	(8.8)
Rent expense	a;b	26.2	31.4
Impairment of property, plant and equipment	f	41.1	—
Pension expenses	h	(3.3)	(6.9)
Other items		0.2	—
Finance cost	a;b;e	(16.1)	(18.1)
Deferred tax on above adjustments	g	24.1	1.3

Net income in accordance with US GAAP		37.0	153.5

Net income from continuing operations		29.9	152.0
Net income from discontinued operations		7.1	1.5
Net income in accordance with US GAAP		37.0	153.5

Invested capital in accordance with US GAAP

	Note	2005	2004
		£m	£m

IFRS Hilton Group plc interests in invested capital		3,829.3	3,910.1

Items (decreasing)/increasing invested capital and reserves:
ASSETS
Non-current assets
Goodwill and other intangible assets - cost	d	(216.5)	(142.4)
Goodwill and other intangible assets - accumulated amortisation	d	97.1	101.1
		(119.4)	(41.3)

Property, plant and equipment - cost	a;b;c;e;f;i	708.4	548.7
Property, plant and equipment - accumulated depreciation	a;b;c;e;f;i	(116.1)	(135.3)
		592.3	413.4

Interests in associates	i	(17.9)	(13.5)
Other financial assets	i	33.2	39.1
		488.2	397.7
Current assets
Inventories	i	0.8	0.9
Trade and other receivables	i	9.9	9.9
Cash and cash equivalents	i	8.5	7.0
		19.2	17.8
Total Assets		507.4	415.5

LIABILITIES
Current liabilities
Interest-bearing loans and borrowings	i	(10.1)	(24.0)
Deferred income	a	(1.4)	—
Obligations under finance leases	b; i	(3.2)	(4.9)
Trade and other payables	i	(11.6)	(9.9)
Corporation tax liabilities	i	(1.0)	(2.1)
Deferred lease rentals	a	(3.7)	(3.7)
		(31.0)	(44.6)
Non current liabilities
Interest bearing loans and borrowings	a; i	(442.2)	(304.1)
Deferred income	a; i	(37.8)	(0.7)
Obligations under finance leases	b; i	(137.1)	(153.0)
Retirement benefit obligation	i	(1.2)	(0.9)
Deferred lease rentals	a	(290.2)	(293.9)
Other financial liabilities	i	(3.8)	(3.0)
Deferred tax liabilities on above adjustments	g	112.7	94.1
Deferred tax liabilities - methodology	g	(172.9)	(322.8)

		(972.5)	(984.3)
Total liabilities		(1,003.5)	(1,028.9)

Hilton Group plc interests in invested capital in accordance with US GAAP		3,333.2	3,296.7

Consolidated statement of cash flows in accordance with US GAAP

The consolidated statement of cash flows prepared under IFRS presents substantially the same information as that required under US GAAP but may differ with regard to classification of items within the statements and also for the inclusion of cash flows for the variable interest entities that are combined for US GAAP purposes.

Under US GAAP, cash and cash equivalents for cash flow purposes include short-term liquid resources but not overdrafts. Under IFRS, overdrafts are included within the definition of cash equivalents. Under US GAAP, capitalised interest is treated as part of the cost of the asset to which it relates and is included as part of investing cash flows; under IFRS all interest is treated as operating activities. Under IFRS, interest income and dividends received are classified as part of financing cash flows. Under US GAAP, interest income and dividends must be classified as operating activities.

The categories of cash flow activity under US GAAP can be summarised as follows:

	2005	2004
	£m	£m
Cash inflow from operating activities	167.8	265.5
Cash inflow/(outflow) from investing activities	394.1	(113.3)
Cash outflow from financing activities	(567.5)	(159.3)
Decrease in cash and cash equivalents	(5.6)	(7.1)
Effect of foreign exchange rate changes	3.2	(0.5)
Cash and cash equivalents
At the start of the year	76.7	84.3
At the end of the year	74.3	76.7

Comprehensive income under US GAAP is as follows:

	2005	2004
	£m	£m
Net income in accordance with US GAAP	37.0	153.5
Currency translation differences	36.6	55.5
Comprehensive income in accordance with US GAAP	73.6	209.0